CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Registration Statement, of ViRexx Medical Corp. (the "Corporation") on Form 20-F as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Antoine Noujaim, Chief Executive Officer of the Corporation, certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Registration Statement dated August 10, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Registration Statement fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 10, 2005.
(signed) “Dr. Antoine Noujaim”
______________________________
         Dr. Antoine Noujaim
Chief Executive Officer